Exhibit 99.1

BYRNA TECHNOLOGIES ANNOUNCES PRELIMINARY 2021 FOURTH QUARTER REVENUES OF $11.2 MILLION AND FULL YEAR REVENUE OF $42.2 MILLION

INITIATES REVENUE GUIDANCE FOR FISCAL YEAR 2022 OF $60 TO $65 MILLION

ANNOUNCES $30 MILLION SHARE REPURCHASE PROGRAM

ANDOVER, MA – December 6, 2021 – Byrna Technologies Inc. (NASDAQ: BYRN) (“Byrna” or “the Company”) today announced preliminary revenue expectations for its fiscal fourth quarter ended November 30, 2021 (“Q4 2021”) of $11.2 million, bringing sales for fiscal year 2021 (“FY 2021”) to $42.2 million – slightly above the top end of Byrna’s most recent guidance of $40.0 to $42.0 million and up approximately 150% from fiscal year 2020 (“FY 2020”) sales of $16.6 million.

The majority of Byrna’s sales continue to be generated through Byrna’s e-commerce efforts. For Q4 2021, the sales breakdown was as follows:

●	Byrna.com - $7.86 million (70.1%)
●	Amazon.com - $0.83 million (7.4%)
●	Dealer / Distributor - $1.47 million (13.1%)
●	International - $0.94 million (8.4%)
●	Law Enforcement - $0.1 million (1.0%)

The Company expects to see continued strong growth in fiscal year 2022. As a result, Byrna is initiating full year revenue guidance of $60 to $65 million for the current fiscal year ending November 30, 2022 (“FY 2022”). Byrna believes that revenues for the first quarter of FY 2022 (“Q1 2022”) ending February 28, 2022 will range between $11.0 to $11.5 million. The first quarter of each fiscal year is traditionally a slower quarter for Byrna, coming on the heels of the seasonally strong fourth quarter which benefits from holiday buying. The Company expects revenues to increase in each subsequent quarter with the introduction of new products and the opening of new markets.

Share Repurchase Program

The Company also announced that its Board of Directors has authorized the repurchase of up to $30 million of the Company’s common stock over the next two years. This authorization reflects the Board’s belief that the shares of the Company are currently undervalued. “Based on the strength of our balance sheet, coupled with our recent performance and long-term outlook, we believe an opportunity exists to create value for our shareholders while continuing to fund operations and invest in our key growth-driving strategies,” explained Mr. Ganz. “The repurchases will partially offset the increase in shares outstanding resulting from the conversion of the Company’s Series A Preferred Stock (March 2021) and warrant exercises by investors in the Company’s historic PIPE offerings which took place from 2016 -2019.” David North, CFO of Byrna added, “The decision to launch a stock repurchase program at this time reflects our strong financial position, as well as the successful start of the execution of our marketing strategy,” said David North, CFO of Byrna.

The Company’s repurchases will be consistent with the requirements of section 4003 of the Coronavirus Aid Relief and Economic Security Act and relevant SEC rules. The timing and amount of common stock repurchases made pursuant to the Company’s common stock repurchase program will be subject to various factors, including the Company's capital position, liquidity, financial performance, alternative uses of capital, stock price, regulatory requirements and general market conditions, and may be suspended at any time. The Company intends to cancel most or all the repurchased shares, which would reduce the total number of shares and the share capital accordingly.

The common stock repurchases may be effected through open market purchases, privately negotiated transactions or by other means, including through plans that satisfy the conditions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through purchases in compliance with rule 10b-18 of the Exchange Act, or through the use of other techniques.

Management Commentary

Mr. Ganz stated, “We are very pleased to have ended FY 2021 on such a high note and to be able to provide robust revenue guidance for fiscal year 2022. Given our performance to date and confidence in Byrna’s growth prospects, we believe this share repurchase program represents an attractive investment opportunity that aligns with our commitment to creating long-term shareholder value.”

With respect to the Company’s revenue outlook, Mr. Ganz continued, “Excluding those quarters in which sales and orders were positively impacted by Sean Hannity’s mention of Byrna (Q3 2020 and Q2 2021), Q4 2021 was a record quarter for both orders and sales. Sales for the quarter would have been even stronger but for the negative impacts of the worldwide supply chain strain, which prevented us from shipping significant orders during the quarter. Consequently, we enter FY 2022 with a $1.5 million backlog which we expect to fill in Q1 2022.

“Revenue expectations for FY 2022 are based, in large part, on the success of the marketing campaign initiated after our capital raise in July 2021, coupled with anticipated, continued growth in Amazon sales. Dealer sales are also expected to grow as a percentage of overall sales as we no longer have the capacity constraints that limited dealer sales in FY 2021. Additionally, Byrna expects to enter the Canadian market in the first quarter of fiscal year 2022, a virgin territory for Byrna. Finally, we expect to see significant growth in the law enforcement market as we begin to reap the benefits of our strong sales push in this segment over the last twelve months (as evidenced by the recently announced $200,000 order from the Spokane Sherriff’s Department).

“Perhaps most importantly, new product introductions, including the Byrna LE (MSRP $499), the Byrna TCR (MSRP $699), the Byrna TCR-LE (MSRP $799) and Byrna’s 12-gauge compatible ammunition should add significantly to sales in FY 2022 - with much of the increase being weighted to the second half of the year.”

The above information reflects preliminary estimates with respect to Byrna’s Q4 2021 and FY 2021 revenues and FY 2022 outlook, based on currently available information. The preliminary financial results and other information provided above are subject to the completion of Byrna’s audit processes, final adjustments (if any), and any other developments that may arise by the time that the financial results for Q4 2021, FY 2021 and FY 2022 are finalized. Forward looking estimates may also be negatively impacted if supply chain issues worsen. As a result, the preliminary financial results and forward-looking estimates as well as other information provided herein may materially differ from the final, actual results. Byrna intends to release final information regarding its Q4 2021 financial results on or before February 15, 2022.

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® HD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store www.byrna.com.

Forward Looking Information

This news release contains “forward-looking statements” within the meaning of U.S. securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Such statements include the Company’s plan to repurchase up to $30 million of its common stock over the next two years, the expected execution of the repurchase plan, and the Company’s intent to cancel most of the repurchased shares, our anticipated results for the fourth quarter of fiscal 2021 and full year fiscal 2022, and their associated drivers. Often, but not always, forward-looking statements can be identified by the use of words such as “estimates,” “plans,” “expects,” “projects,” “intends,” “anticipates” and “believes” and statements that certain actions, events or results “may,” “could,” “would,” “should,” “might,” “occur” or “be achieved” or “will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied. Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release including factors that may impact the intended stock repurchase plan including changes in the Company's capital position, liquidity, financial performance, alternative uses of capital, stock trading price, regulatory requirements and general market conditions, our successful transition to managing production and sales of multiple products, our successful execution of plans to enter into new and potentially higher volume distribution channels, market response to our existing and new products, our competitors’ introduction of new products or execution of competing marketing strategies, the timing and success of our introduction of new products, supply chain or manufacturing interruptions due to the pandemic, including developments that may result from the recently discovered Omnicron variant or future variants, related reductions and future reductions of cargo space on flights from South Africa or elsewhere into the U.S., continuation or escalation of ongoing global supply chain related constraints, or otherwise that could negatively impact our production and sales processes, each of which could negatively impact projected revenues. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A in our most recent Form 10-K, Item 1A Risk Factors in our most recent Form 10-Q, and subsequent filings with the Securities and Exchange Commission (“SEC”), should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in our SEC filings, to be a complete discussion of all potential risks or uncertainties and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Devin Sullivan 212-836-9608 dsullivan@equityny.com